BofI Holding, Inc. is now Axos Financial, Inc.

Effective October 1, 2018, Axos Financial will begin trading on NYSE under new ticker symbol
“AX”

SAN DIEGO, CA - (BUSINESSWIRE) 9/12/18 - BofI Holding, Inc. (NASDAQ: BOFI) (the “Company”), parent of BofI Federal Bank, announced that effective today, its new corporate name is Axos Financial, Inc. (“Axos Financial”). Additionally, BofI Federal Bank will become Axos Bank on October 1, 2018.
“Our new brand better reflects the diversity of our existing businesses and aligns more closely with our strategic vision,” explained Gregory Garrabrants, President and Chief Executive Officer of Axos Financial. “As a technology-driven financial services company providing a diverse set of innovative products and services to personal, business and institutional clients nationwide, Axos Bank will continue to focus on the utilization of technology to evolve the banking experience.”
The Company also announced the pending transfer of its stock exchange listing of common stock and subordinated notes from the NASDAQ Global Select Market (“NASDAQ”) to the New York Stock Exchange (“NYSE”). Axos Financial expects to begin trading on NYSE on October 1, 2018 under the new ticker symbol “AX” for its common stock and “AXO” for its subordinated notes. The Company’s common stock and subordinated notes are expected to continue to trade on NASDAQ until the close of the market on September 28, 2018.
Mr. Garrabrants continued, “We are honored to join the NYSE. Many of the world’s greatest companies are listed on the NYSE and we are proud to become a member. We are grateful for the generous support from our clients, colleagues, partners and shareholders since our IPO in 2005. I look forward to our exciting future as we execute our next phase of growth.”
About Axos Financial, Inc.
Axos Financial, Inc. is the holding company for BofI Federal Bank, which will become Axos Bank on October 1. BofI Federal Bank is a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With nearly $10 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. For more information on BofI Federal Bank, please visit bofifederalbank.com. For more information on the rebranding of BofI Federal Bank to Axos Bank, please visit https://www.axosbank.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos Financial’s financial prospects and other projections of its performance and asset quality, Axos Financial’s ability to grow and increase its business, diversify its lending, the outcome and effects of pending class action litigation filed against the Company, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in Axos Financial’s periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos Financial undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com